UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 21, 2004

OPINION RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22554	22-3118960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 College Road East, Suite 4100
Princeton, NJ 08540
(Address of Principal Executive Offices, Including Zip Code)

(609) 452-5400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 21, 2004, Opinion Research Corporation (the “Company”), LLR Equity Partners, L.P. (“LLR Equity”) and LLR Partners Parallel L.P. (“LLR Parallel” and together with LLR Equity, the “LLR Partnerships”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to repurchase from the LLR Partnerships, for an aggregate purchase price of $18.0 million, the following securities and rights: (1) a number of shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) equal to (x) 1,216,058 shares, less (y) a number of shares of Common Stock having a value of $2.0 million (the “Retained Shares”), as such value is determined as set forth in the Purchase Agreement; (2) 10 shares of the Company’s Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), representing all of the authorized, issued and outstanding shares of the Series B Preferred Stock; (3) warrants to purchase 740,500 shares of the Common Stock at a price of $12.00 per share; (4) anti-dilution warrants to purchase shares of the Common Stock at a price of $.01 per share; (5) rights to exchange up to 1,176,458 shares of the Common Stock held by the LLR Partnerships for shares of the Company’s Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), on a two-for-one basis; and (6) certain other rights held by the LLR Partnerships pursuant to their agreements with the Company dated September 1, 2000. Under the terms of the Purchase Agreement, the LLR Partnerships will retain the Retained Shares, and the Retained Shares, other than limited registration rights, will have no special rights or privileges that are not held generally by other holders of the Common Stock.

     The Purchase Agreement expires on January 31, 2005, after which, if closing under the Purchase Agreement does not occur, the parties will have no obligations under the Purchase Agreement. The closing of the transactions contemplated by the Purchase Agreement is contingent upon the closing of a public offering of the Company’s Common Stock or another offering of equity securities of the Company. See Item 8.01 of this Form 8-K, below. Subject to certain limitations set forth in the Purchase Agreement, we have agreed to indemnify the LLR Partnerships in connection with the transactions contemplated by the Purchase Agreement and such offering as it relates to the Purchase Agreement. At the closing under the Purchase Agreement, the directors appointed by the LLR Partnerships to the Company’s Board of Directors, Seth J. Lehr and John J. Gavin, will submit to the Company their resignations as members of the Company’s Board of Directors. Mr. Lehr, a director of the Company, is a managing member of LLR Capital, L.L.C., which is the general partner of LLR Capital, L.P., which, in turn, is the general partner of the LLR Partnerships.

     A copy of the Purchase Agreement was filed as Exhibit 10.34 to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on October 21, 2004.

Item 8.01 Other Events

     On October 21, 2004, the Company issued a press release announcing the filing of a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed underwritten public offering. The proposed public offering consists of up to 8,843,500 shares of the Company’s Common Stock, including the underwriter’s over-allotment option. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

     9.01(c) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Opinion Research Corporation Press Release dated October 21, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

	By:	/s/ Douglas L. Cox

	Name:	Douglas L. Cox
Dated: October 21, 2004	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Opinion Research Corporation Press Release, dated October 21, 2004